                                  EXHIBIT 99
                   WINTHROP PARTNERS 81 LIMITED PARTNERSHIP

                              DECEMBER 31, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

                                        Three Months Ended       Year Ended
                                         December 31, 1997    December 31, 1997
                                        ------------------    -----------------

1.       Statement of Cash Available for Distribution:

Net (Loss) Income                             $(28,000)            $27,000
Add:     Depreciation and amortization
         charged to income not affecting
         cash available for distribution        12,000              48,000

         Minimum lease payments received,
         net of interest income earned,
         on leases accounted for under
         the financing method                   10,000              38,000

         Cash from reserves                     13,000                   -

Less:    Other noncash item                     (7,000)            (29,000)
         Cash to reserves                            -             (84,000)
                                               -------            --------

         Cash Available for Distribution       $     -            $      -
                                               =======            ========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1997:

Entity Receiving                           Form of
Compensation                             Compensation                   Amount
----------------                         ------------                   ------

Winthrop
Management LLC                    Property Management Fees              $ 371

WFC Realty Co., Inc.
(Initial Limited Partner)         Interest in Cash Available
                                    for Distribution                    $   -